The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell these securities nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.


Preliminary Pricing Supplement      SUBJECT TO COMPLETION       November 8, 2007

                    Pricing Supplement dated November , 2007
          to the Product Prospectus Supplement dated October 19, 2007, the Prospectus dated January 5, 2007 and
                the Prospectus Supplement dated February 28, 2007

       [RBC LOGO]                $
                                 Royal Bank of Canada
                                 Senior Global Medium-Term Notes, Series C
                                 Principal Protected Commodity Linked Notes, due November 26, 2012


        Royal Bank of Canada is offering the principal protected notes whose return is linked to the performance of the Reference Assets described below, which may be described in greater detail in the reference asset supplement attached to the product prospectus supplement as Annex A (the "reference asset supplement"). The prospectus dated January 5, 2007, the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated October 19, 2007 describe terms that will apply generally to the principal protected notes, including any notes you purchase. Capitalized terms used but not defined in this pricing supplement shall have the meanings given to them in the product prospectus supplement. In the event of any conflict, this pricing supplement will control.

Issuer:                       Royal Bank of Canada ("Royal Bank").

Underwriter:                  RBC Capital Markets Corporation

Interest rate                 We will not pay you interest during the term of
(coupon):                     the notes.

Principal Protection:         100%

Reference Assets:             The payment at maturity on the Notes are linked to
                              the value of a weighted basket (the "Basket") consisting of five commodities (each a "Basket
                              Commodity", and together, the "Basket
                              Commodities"). Such weightings will be achieved by providing a Component Weight for each Basket
                              Commodity.

                              Commodity                             Component Weight         Initial Prices
                              ---------                             ----------------         --------------
                              NYMEX WTI Light Sweet Crude Oil             30%

                              LME Copper                                  30%

                              LME Aluminum                                20%

                              LME Zinc                                    10%

                              LPPM Platinum                               10%

Incorporated risk             The notes are subject to the risks set forth under
factors:                      the heading "General Risks" in the product
                              prospectus supplement. In addition to those General Risks, the notes are also subject to the risks described in the product prospectus supplement on PS-6 in the section entitled "Risks
                              Specific To Notes Linked To The Performance Of A
                              Commodity, A Commodities Index Or A Basket Of
                              Commodities or Commodities Indices."

Initial Valuation             November 21, 2007
Date:

Issue date:                   November 26, 2007

Maturity date:                November 26, 2012

Payment at maturity:          At maturity, you will receive a cash payment based
                              on the bullish formula regarding a basket return, as described in the product supplement.

Reference Asset               The Reference Asset Performance is based on a
Performance:                  weighted return of the Reference Assets.

Participation Rate:           [125-175]%, TBD on the Initial Valuation Date.

Special features of           The notes are principal protected commodity linked
the notes:                    notes offering enhanced participation in the
                              performance of the Reference Assets at maturity.
                              If the performance of the Reference Assets is zero or negative, the return on the notes will be limited to the principal amount. See the section
                              "Certain Features of the Notes" beginning on Page
                              PS-25 in the product prospectus supplement.

U.S. tax treatment            The term of your notes is approximately 5 years.
                              The notes will be treated as contingent payment debt instruments for U.S. federal income tax purposes. See "Supplemental Discussion of Federal
                              Income Tax Consequences" in the product prospectus supplement.

Minimum Investment:           $1,000 (except for certain non-U.S. investors for
                              whom the minimum investment will be higher)

Denomination:                 $1,000 (except for certain non-U.S. investors for
                              whom the denomination will be higher)

Final Valuation Date:         November 21, 2012, subject to extension for market
                              and other disruptions.

Determination of              The Reference Price for each Reference Asset will
Final Reference               be determined by reference to the official
Price:                        settlement prices of certain futures and forward
                              contracts traded on the London Metal Exchange (the
                              "LME") for copper, aluminum and zinc, the New York
                              Mercantile Exchange (the "NYMEX') for WTI Light
                              Sweet Crude Oil and the London Platinum and
                              Palladium Market ("LPPM") for platinum, as defined in the reference asset supplement to the product prospectus supplement in the section "Commodities" on page R-21. In certain circumstances, the Final
                              Reference Price for the Reference Assets will be based on an alternate calculation for each Commodity described under "Unavailability of the Reference Price on a Valuation Date -- Reference
                              Asset Consisting of Individual Commodities" in the product prospectus supplement.

Clearance and                 DTC global (including through its indirect
Settlement:                   participants Euroclear and Clearstream, Luxembourg
                              as described under "Description of Debt Securities
                              -- Ownership and Book-Entry Issuance" in the accompanying prospectus).

Currency:                     U.S. dollars.

Listing: The notes will not be listed on any securities exchange or quotation system.

CUSIP:                        78008EE37

Calculation agent:            The Bank of New York.

Terms Incorporated            All of the terms appearing above the item
In the Master Note:           captioned "Listing" on the cover page of this
                              pricing supplement and the terms appearing under the caption "Additional Terms of the Principal
                              Protected Notes" in the product prospectus supplement with respect to principal protected notes dated October 19, 2007.

Your investment in the notes involves certain risks. See "Additional Risk Factors Specific to Your Notes" beginning on page PS-1 of the product supplement to read about investment risks relating to the principal protected notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or passed upon the accuracy of this pricing supplement or the accompanying prospectus, prospectus supplement and product prospectus supplement. Any representation to the contrary is a criminal offense.

                                                 Per note         Total
                                                 --------         -----
Price to public............................      %                $
Underwriting discounts and commission......      %                $
Proceeds to Royal Bank.....................      %                $

The price at which you purchase the notes includes hedging costs and profits that Royal Bank or its affiliates expect to incur or realize. These costs and profits will reduce the secondary market price, if any secondary market develops, for the notes. As a result, you may experience an immediate and substantial decline in the value of your notes on the issue date.

We may use this pricing supplement in the initial sale of a principal protected note. In addition, RBC Capital Markets Corporation or another of our affiliates may use this pricing supplement in a market-making transaction in a principal protected note after its initial sale. Unless we or our agent informs the purchaser otherwise in the confirmation of sale, this pricing supplement is being used in a market-making transaction.

The notes will not constitute deposits insured under the Canada Deposit Insurance Corporation or by the U.S. Federal Deposit Insurance Corporation or any other Canadian or U.S. governmental agency or instrumentality.


                         ADDITIONAL TERMS OF YOUR NOTES

You should read this pricing supplement together with the accompanying product prospectus supplement and reference asset supplement, dated October 19, 2007, the accompanying prospectus, dated January 5, 2007 and the accompanying prospectus supplement, dated February 28, 2007. The information in the accompanying product supplement, prospectus and prospectus supplement is supplemented by, and to the extent inconsistent therewith replaced and superseded by, the information in this pricing supplement. You should carefully consider, among other things, the matters set forth under "Additional Risk Factors" in the product prospectus supplement and the matters set forth under "Risk Factors" in the prospectus supplement dated February 28, 2007 as the principal protected notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the principal protected notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

o    Prospectus dated January 5, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000025/
     o34295e424b3.htm

o    Prospectus Supplement dated February 28, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000285/
     o35030e424b3.htm

o    Product Prospectus Supplement dated October 19, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000121465907002242/
     f101871424b3.txt

Our SEC file number is 333-139359. As used in this pricing supplement, the "Company," "we," "us," or "our" refers to Royal Bank of Canada.


                              Hypothetical Returns

The examples set out below are included for illustration purposes only. All examples assume that a holder has purchased Notes with an aggregate principal amount of $10,000, a Participation Rate of 150% and that no extraordinary event has occurred.

Example 1--   Calculation of the payment at maturity where the Reference Asset
              Performance is positive.
              Reference Asset                   55%
              Performance:
              Payment at Maturity               $10,000 + ($10,000 x 55% x 150%)
                                                = $10,000 + $8,250 = $18,250
              On a $10,000 investment, a 55% Reference Asset Performance results in a payment at maturity of $18,250, an 82.50% return on the Notes.



Example 2--   Calculation of the payment at maturity where the Reference Asset
              Performance is negative.
              Reference Asset                   -35%
              Performance:
              Payment at Maturity               $10,000 + ($10,000 x -35%) =
                                                $10,000 + $0 = $10,000; the
                                                Payment at Maturity cannot be
                                                less than zero; therefore, the
                                                payment at maturity will be
                                                limited to the Principal Amount.
              On a $10,000 investment, a -35% Reference Asset Performance results in a payment at maturity of $10,000, a 0% return on the Notes.

                             Historical Information


The graphs below set forth the historical performance of each Reference Asset. In addition, below each graph is a table setting forth the intra-day high, intra-day low, period-end closing and mid line prices of the Reference Asset. The information provided in this table is for the four calendar quarters in each of 2004, 2005, 2006 as well as for the first, second and third quarters of 2007 and for the period from October 1, 2007 through November 6, 2007.

We obtained the information regarding the historical performance of the Reference Asset in the charts below from Bloomberg Financial Markets and Factset Research Systems Inc.

We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets and Factset Research Systems Inc. The historical performance of the Reference Assets should not be taken as an indication of future performance, and no assurance can be given as to the market prices of the Reference Assets on the Final Valuation Date. We cannot give you assurance that the performance of the Reference Assets will result in any return in addition to your initial investment.

                            WTI Light Sweet Crude Oil
                                (Nov-97 - Nov-06)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day            Mid Line Price of
    Period-Start         Period-End            Price of the            Price of the              the Reference
       Date                 Date              Reference Asset        Reference Asset                 Asset
       ----                 ----              ---------------        ---------------                 -----
     1/1/2004             3/31/2004                38.5                    32.2                      35.76
     4/1/2004             6/30/2004                42.45                   33.3                      37.05
     7/1/2004             9/30/2004                50.47                   36.69                     49.64
    10/1/2004            12/31/2004                55.67                   40.25                     43.45

     1/1/2005             3/31/2005                57.6                    41.25                     55.4
     4/1/2005             6/30/2005                60.95                   46.2                      56.5
     7/1/2005             9/30/2005                70.85                   56.1                      66.24
    10/1/2005            12/30/2005                66.62                   55.4                      61.04

     1/1/2006             3/31/2006                69.2                    57.55                     66.63
     4/1/2006             6/30/2006                75.35                   65.6                      73.93
     7/1/2006             9/29/2006                78.4                    59.52                     62.91
    10/1/2006            12/29/2006                64.15                   54.86                     61.05

     1/1/2007             3/31/2007                68.09                   49.9                      65.87
     4/1/2007             6/30/2007                71.06                   60.68                     70.68
     7/1/2007             9/30/2007                83.9                    68.63                     81.66
    10/1/2007             11/6/2007                97.10                   78.35                     96.70


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                   LME Copper
                                (Nov-97 - Nov-06)
                                 [CHART OMITTED]



                                                                                                   Period-End
                                              High Intra-Day          Low Intra-Day             Closing Price of
    Period-Start         Period-End            Price of the            Price of the              the Reference
       Date                 Date              Reference Asset        Reference Asset                 Asset
       ----                 ----              ---------------        ---------------                 -----
     1/1/2004             3/31/2004                3105.5                   2337                     3067.5
     4/1/2004             6/30/2004                3170                     2554                     2664.5
     7/1/2004             9/30/2004                3140                     2700                     3140
    10/1/2004            12/31/2004                3287                     2835                     3279.5

     1/1/2005             3/31/2005                3424.5                   3072                     3408
     4/1/2005             6/30/2005                3670                     3113                     3597
     7/1/2005             9/30/2005                3978                     3444                     3949
    10/1/2005            12/30/2005                4650                     3905                     4584.5

     1/1/2006             3/31/2006                5527.5                   4537                     5527.5
     4/1/2006             6/30/2006                8788                     5561                     7501
     7/1/2006             9/29/2006                8233                     7230                     7601
    10/1/2006            12/29/2006                7740                     6290                     6290

     1/1/2007             3/31/2007                6940                     5225.5                   6940
     4/1/2007             6/30/2007                8225                     6916                     7650
     7/1/2007             9/30/2007                8210                     6960                     8165
    10/1/2007             11/6/2007                8301                     7412                     7470


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                  LME Aluminum
                            (1997/11/04 - 2006/11/04)
                                 [CHART OMITTED]



                                                                                                   Period-End
                                              High Intra-Day          Low Intra-Day             Closing Price of
    Period-Start         Period-End            Price of the            Price of the              the Reference
       Date                 Date              Reference Asset        Reference Asset                 Asset
       ----                 ----              ---------------        ---------------                 -----
     1/1/2004             3/31/2004                1754                    1578.5                   1688.5
     4/1/2004             6/30/2004                1826                    1575                     1698.5
     7/1/2004             9/30/2004                1823                    1647                     1823
    10/1/2004            12/31/2004                1964                    1748                     1964

     1/1/2005             3/31/2005                2031.5                  1809                     1973
     4/1/2005             6/30/2005                1991                    1694                     1716
     7/1/2005             9/30/2005                1909                    1675                     1857
    10/1/2005            12/30/2005                2289                    1831                     2285

     1/1/2006             3/31/2006                2634                    2267                     2512.5
     4/1/2006             6/30/2006                3275                    2397.5                   2550.5
     7/1/2006             9/29/2006                2614                    2367.5                   2572
    10/1/2006            12/29/2006                2886                    2480                     2850

     1/1/2007             3/31/2007                2953                    2682                     2792
     4/1/2007             6/30/2007                2871                    2626                     2686
     7/1/2007             9/30/2007                2791                    2316.5                   2440
    10/1/2007             11/6/2007                2581                    2335.5                   2581


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                    LME Zinc
                                (Nov-97 - Nov 06)
                                 [CHART OMITTED]



                                                                                                   Period-End
                                              High Intra-Day          Low Intra-Day             Closing Price of
    Period-Start         Period-End            Price of the            Price of the              the Reference
       Date                 Date              Reference Asset        Reference Asset                 Asset
       ----                 ----              ---------------        ---------------                 -----
     1/1/2004             3/31/2004                1155.5                  1002                      1086.5
     4/1/2004             6/30/2004                1125                     967                       967
     7/1/2004             9/30/2004                1079                     943                      1079
    10/1/2004            12/31/2004                1270                    1004.5                    1270

     1/1/2005             3/31/2005                1430                    1197.5                    1349
     4/1/2005             6/30/2005                1365.5                  1216                      1223
     7/1/2005             9/30/2005                1439                    1165                      1411
    10/1/2005            12/30/2005                1915                    1405                      1915

     1/1/2006             3/31/2006                2690.5                  1912                      2690.5
     4/1/2006             6/30/2006                3990                    2710                      3260
     7/1/2006             9/29/2006                3671.5                  3125.5                    3360
    10/1/2006            12/29/2006                4619.5                  3369.5                    4331

     1/1/2007             3/31/2007                4259                    3050                      3280.5
     4/1/2007             6/30/2007                4120                    3205.5                    3301
     7/1/2007             9/30/2007                3820                    2700                      3059
    10/1/2007             11/6/2007                3161                    2730.5                    2767.5


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                  LPPM Platinum
                                (Nov-97 - Nov 06)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day            Mid Line Price of
    Period-Start         Period-End            Price of the            Price of the              the Reference
       Date                 Date              Reference Asset        Reference Asset                 Asset
       ----                 ----              ---------------        ---------------                 -----
     1/1/2004             3/31/2004                 917                     815.5                     903
     4/1/2004             6/30/2004                 936                     767                       793
     7/1/2004             9/30/2004                 885                     776                       854
    10/1/2004            12/31/2004                 884                     821.5                     859

     1/1/2005             3/31/2005                 883                     844                       864
     4/1/2005             6/30/2005                 897                     853                       884
     7/1/2005             9/30/2005                 930                     860                       929
    10/1/2005            12/30/2005                1012                     914                       965

     1/1/2006             3/31/2006                1084                     982                      1076
     4/1/2006             6/30/2006                1331                    1070                      1226
     7/1/2006             9/29/2006                1268                    1127                      1140
    10/1/2006            12/29/2006                1355                    1053                      1118

     1/1/2007             3/31/2007                1248                    1118                      1244
     4/1/2007             6/30/2007                1329                    1235                      1273
     7/1/2007             9/30/2007                1377                    1240                      1377
    10/1/2007             11/6/2007                1472                    1353                      1472


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Although the Basket is not a recognized market index, the following graph depicts the historical performance of the Basket as it would have occurred from November 7, 1997 to November 2, 2007, as though the Basket had been in existence since November 7, 1997 with a starting level of 12.92 and initial Basket price for the Basket Commodities determined as of that date. Any historical upward or downward trend in the level of the basket during any period shown below is not an indication that the level of the basket is more or less likely to increase or decrease at any time during the term of the securities. The historical values of the basket do not give any indication of the future performance of the basket and Royal Bank cannot make any assurance regarding the future performance of the basket.

                                [CHART OMITTED]

Specific Investment Considerations

The notes are intended to be held to maturity. Your principal is only protected (to the extent specified on the front cover of this pricing supplement) if you hold the notes until maturity. If you sell your notes in the secondary market prior to maturity, you will not receive principal protection on the portion of your notes sold and may incur a substantial loss. There may be little or no secondary market for the notes. In addition, the price at which you purchase the notes includes hedging costs and profits that Royal Bank or its affiliates expect to incur or realize. These costs and profits will reduce the secondary market price, if any secondary market develops, for the notes. As a result, you may experience an immediate and substantial decline in the value of your notes on the issue date.

You may not realize a gain on the note. If the Reference Asset Performance is zero or negative on the Final Valuation Date, the payment at maturity with respect to each note will be limited to the principal amount. This will be true, even where the Reference Asset Performance was positive as of some date or dates prior to the Final Valuation Date, because the payment at maturity will be calculated solely on the basis of the Reference Asset Performance (or otherwise determined by the calculation agent, in the case of a market disruption event) as of the Final Valuation Date. The notes are intended to be held to maturity.

The notes are unsecured. The notes are solely the unsecured obligations of Royal Bank. An investment in the notes does not constitute a deposit and neither the notes nor your investment in the notes are insured by the Canada Deposit Insurance Corporation, the Federal Deposit Insurance Corporation or any other private or governmental agency. The business and affairs of Royal Bank may affect the market value of your Notes.

Potential conflicts of interest. We and our affiliates expect to engage in trading activities related to the Reference Assets that may present a conflict between the holders' interest in the notes and the interests we and our affiliates will have in their proprietary accounts, in facilitating transactions, including options and other derivatives transactions, for their customers and in accounts under their management. These trading activities could influence the price of the Reference Assets and, therefore, the market value of the notes.

Insurance companies, employee benefit plans and non-U.S. holders. Any insurance company or fiduciary of a pension plan or other employee benefit plan or any non-U.S. holder of the notes should consult with its own advisors to determine whether an investment in the notes is suitable for you. Non-U.S. holders are subject to particular risks that are not described in the product supplement.

                 Certain U.S. Federal Income Tax Considerations

          The notes will be treated as debt instruments subject to special rules governing contingent payment debt obligations for United States federal income tax purposes. If you are a U.S. individual or taxable entity, you generally will be required to pay taxes on ordinary income from the notes over their term based on the comparable yield for the notes, even though you will not receive any payments from us until maturity. This comparable yield is determined solely to calculate the amount on which you will be taxed prior to maturity and is neither a prediction nor a guarantee of what the actual yield will be. In addition, any gain you may recognize on the sale or maturity of the notes will be taxed as ordinary interest income. If you are a secondary purchaser of the notes, the tax consequences to you may be different.

          We have determined that the comparable yield for the notes is equal to 4.70% per annum, compounded semi-annually, with a projected payment at maturity of $1,260.31 based on an investment of $1,000. Based on this comparable yield, if you are an initial holder that holds a note until maturity and you pay your taxes on a calendar year basis, subject to the adjustments described below to reflect the actual payment in the year in which the note matures, you would be required to report the following amounts as ordinary income from the note each year:

------------------------------- --------------------------------------------- ------------------------------------------
                                                                              Total Interest Deemed to Have
                                                                              Accrued from Original Issue Date
                                Interest Deemed to Accrue During              (per $1000 note) as of End of Accrual
        Accrual Period          Accrual Period (per $1000 note)               Period
------------------------------- --------------------------------------------- ------------------------------------------
Original Issue Date through                         $4.51                                        $4.51
December 31, 2007
------------------------------- --------------------------------------------- ------------------------------------------
January 1, 2008 through                            $47.63                                       $52.14
December 31, 2008
------------------------------- --------------------------------------------- ------------------------------------------
January 1, 2009 through                            $49.75                                      $101.90
December 31, 2009
------------------------------- --------------------------------------------- ------------------------------------------
January 1, 2010 through                            $52.11                                      $154.00
December 31, 2010
------------------------------- --------------------------------------------- ------------------------------------------
January 1, 2011 through                            $54.57                                      $208.57
December 31, 2011
------------------------------- --------------------------------------------- ------------------------------------------
January 1, 20102through                            $51.74                                      $260.31
November 26, 2012
------------------------------- --------------------------------------------- ------------------------------------------

          However, if the amount you receive at maturity is greater than $1,260.31, you would be required to increase the amount of ordinary income that you recognize in 2012 by an amount that is equal to such excess. Conversely, if the amount you receive at maturity is less than $1,260.31 such difference would be ordinary loss to the extent of interest you included as income in the current or previous taxable years in respect of the notes, and thereafter, capital loss.

          The comparable yield and the projected payment used above will be updated, if necessary, in the final pricing supplement.

          You are required to use the comparable yield and projected payment schedule above in determining your interest accruals in respect of the notes, unless you timely disclose and justify on your federal income tax return the use of a different comparable yield and projected payment schedule.

          For a further discussion of the tax treatment of your notes, please see the discussion under the heading "Supplemental Discussion of Federal Income Tax Consequences" in the product prospectus supplement.

                        Supplemental Plan of Distribution

          We expect that delivery of the Notes will be made against payment for the Notes on or about November 26, 2007, which is the second business day following the Initial Valuation Date (this settlement cycle being referred to as "T+2"). See "Supplemental Plan of Distribution" in the prospectus supplement dated February 28, 2007.

          No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this pricing supplement, the accompanying prospectus, prospectus supplement or product prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Royal Bank of Canada or the Underwriter. This pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this pricing supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.



                                        $


                                   [RBC LOGO]
                              Royal Bank of Canada

                    Senior Global Medium-Term Notes, Series C

                            Principal Protected Notes

                                 November , 2007